UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 17, 2005

TRW Automotive Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059

(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150

(Address of Principal Executive Offices)	(Zip Code)

(734) 855-2600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A is being filed by TRW Automotive Holdings Corp. (the “Company”) to correct a typographical error in an exhibit to the Form 8-K filed by the Company earlier this morning (the “Earnings 8-K”). The Earnings 8-K included, as an exhibit, a press release issued by the Company, which contained schedules setting forth financial information regarding the Company’s results for the fourth quarter and year end. Page A-4 of such schedules included the balance sheet of the Company as of December 31, 2004 and set forth Prepaid Expenses as $42 million. This number should have been $34 million, and accordingly, the resulting Total Current Assets, which in the Earnings 8-K was set forth as $3,524 million, should have been $3,516 million. The balance sheet reflecting these corrections is filed as an exhibit hereto. Except for correction of the typographical error referenced above, this Form 8-K/A does not update, modify, or amend any disclosure set forth in the Earnings 8-K.

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Item 2.02 of the Earnings 8-K is amended to correct a typographical error in the exhibit as described above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

	Exhibit No.	Description

	99.1	Condensed Consolidated Balance Sheet as of December 31, 2004 and December 31, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Dated: February 17, 2005	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	Condensed Consolidated Balance Sheet as of December 31, 2004 and December 31, 2003.